兴城盛坤复合材料有限公司
章　程
Articles of Association
for Xingcheng SK Composite Co., Ltd.

第一章 总则
Chapter 1 General Provision

第一条 根据《中华人民共和国中外合资经营企业法》、《中华人民共和国公司法》及中国其他有关法律规定兴城海宝新材料产业园有限公司（以下简称甲方）与美国顺风能源有限公司（以下简称乙方）在 **2013** 年 **10** 月 **26** 日签订的合资经营合同，为组建**兴城盛坤复合材料有限公司**，特制订该公司章程。

Article 1

In accordance with ***the Law of the People's Republic of China on joint Venture Using Chinese and Foreign Investment***, ***Company Law of the People's Republic of China*** and other relevant laws and regulations of China and the contract signed **on 26th, Oct. 2013** by, Xingcheng Haibao Advanced Material Industrial Park Co., Ltd.(hereinafter referred to as Party A). and FairWind Energy Inc.(hereinafter referred to as Party B), to set up Xingcheng SK Composite Company Limited, the Articles of Association for the company hereby is formulated.

第二条 合资经营企业的名称为：**兴城盛坤复合材料有限公司**（以下简称合营企业）。合营企业的法定地址为：辽宁省兴城滨海经济区。

Article 2

The name of the joint venture company shall be **Xingcheng SK Composite Company Limited** (hereinafter referred to as Joint Venture Company). The Legal address of the joint venture company is at Xingcheng Coastal Economic Zone, Liaoning province.

第三条 合营各方的名称、法定地址、法定代表分别为：

甲方：兴城海宝新材料产业园有限公司
法定地址为：中国辽宁省葫芦岛市兴城滨海经济区
法定代表姓名：韩宝东　　职务：董事长　　国籍：中国
电话：0086-13701857077　　　电邮：csitcdl@gmail.com

乙方：顺风能源有限公司（于美国内华达州登记注册）
法定地址为：　14 Monarch Bay Plaza, Suite 254, Monarch Beach, CA92629。
法定代表姓名：麦克-温特哈尔特　　职务：董事长　　国籍：美国
电话：001-949-9335411，　电邮：mikew@fairwindenergy.com

Article 3

The names, legal Contacting address and legal representatives of each party are as follows:

Party A: Xingcheng Haibao Advanced Material Industrial Park Co., Ltd.
Legal contacting address: Xingcheng Coastal Economic Zone, Liaoning Province
Its legal representative: Han Baodong　　Position: President　　Nationality: China

Tel.: 0086-13701857077 Email: csitcdl@gmail.com

Party B: FairWind Energy Inc.(incorporated Company in State of Nevada, United States)
Legal address: 14 Monarch Bay Plaza, Suite 254, Monarch Beach, CA92629
Its legal representative: Michael A. Winterhalter Position: CEO Nationality: USA
Tel.: 001-949-9335411， Email: mikew@fairwindenergy.com

第四条 合营企业为有限责任公司。甲、乙方按各自认缴的出资额对合营企业承担责任。在上述前提下，各方按其认缴的出资额在注册资本中的比例分享利润和分担风险及亏损。

Article 4

The organization form of the joint venture company is a limited liability company. The liability of each party to the joint venture company is limited to its contributed capital. The profits, risks and losses of the joint venture company shall be shared by the parties in proportion to their contributions to the registered capital.

第五条 合营企业为中国法人，应当遵守中华人民共和国的法律、行政法规，并受中国法律的管辖和保护。

Article 5

The joint venture company has the status of a legal person and is subject to the jurisdiction and protection of Chinese laws concerned. All activities of the joint venture company shall be governed by the laws, decrees and pertinent rules and regulations of the People's Republic of China.

第二章 宗旨、经营范围和生产规模
Chapter 2 the Purpose, Scope and Scale of the Business

第六条 合营企业宗旨：本着加强经济合作和技术交流的愿望，引进先进的技术和科学的经营管理方法，提高产品质量，发展新产品，并在质量、价格等方面具有国际市场上的竞争能力，提高经济效益，使投资各方获得满意的经济利益。

Article 6

The purpose of the parties to the joint venture is in conformity with the wish of enhancing the economic cooperation and technical exchanges, to raise economic results and ensure satisfactory economic benefits for each investor by improving the product quality, developing new products, and gaining competitive position in the world market in quality and price through advanced and appropriate technology and scientific management.

第七条 合营企业经营范围：生产、经营、销售特种功能复合材料制品；复合材料导线、复合材料抽油拉杆、复合材料电力杆塔和碳纤维及玻璃纤维复合材料产品的生产、销售和出口。

Article 7

Business scope of the Company is to produce、sell special functional composites products; produce、sell and export composite conductor、sucker rod、power pole and other carbon fiber &

glass fiber composites products.

第八条　合营企业生产规模为:：暂定 2014 年底前可达生产复合材料电缆及石油抽油拉杆 5000 公里生产能力，三年内达到 20000 公里的生产能力。2016 年投入生产复合材料电力杆塔。实际规模由董事会依据市场需求和生产条件确定。由董事会依据市场需求和其它条件决定扩大或缩小生产规模。

Article 8

The estimated scale of production：To produce composite conductor and sucker rod by the end of calendar year 2014 is approximately 5,000 kilometers. It is further estimated that production will rise to 20,000 kilometers within three calendar years from the date of this agreement. The investment for producing the composite power pole will start in the year 2016. Actual production levels are to be determined by the Board of Directors based upon market demand and conditions, and the Board of Directors shall review the production capacity and determine whether the capacity of Products should be expanded or adjusted to match market demand or other circumstances.

第三章 投资总额和注册资本
Chapter 3 Total Amount of Investment and the Registered Capital

第九条 合营企业的投资总额为 3 亿元人民币。

Article 9

The total amount of investment of the Company is 300,000,000RMB.

第十条 合营企业的注册资本为 100,000,000 元人民币，其中知识产权专利技术、生产工艺和配方注资 25,000,000 元人民币；现金、设备、土地和厂房注资 75,000,000 万元人民币 。

甲方出资：　75,000,000 元人民币包括现金、设备、土地和厂房，占 75% 。

乙方出资：　25,000,000 元人民币包括知识产权专利技术、生产工艺和配方，占 25%；

Article 10

The registered capital for the Company is 100,000,000RMB, the contributed assets will include the 25,000,000RMB value of the intellectual property patents technology、productive technology and formula，the balance of 75,000,000RMB registered with cash and other assets including equipment, property and building.

Party A: shall pay 75,000,000RMB in cash, equipment, property and building for 75% ownership interest in company.

Party B: shall transfer their 25,000,000RMB value of the intellectual property patents technology、productive technology 、formula for 25% ownership interest in company.

第十一条 合营各方以下列方式出资：

甲方：现金、设备、土地和厂房 **75,000,000** 元人民币出资。

乙方：以价值 **25,000,000** 元人民币的知识产权专利技术、生产工艺和配方出资。

Article 11

Both parties shall contribute the capital in the following way:

Party A: 75,000,000RMB shall be in cash, equipment, property and building for ownership

interest in company.

Party B: shall transfer their 25,000,000RMB value of the intellectual property patents technology、productive technology and formula for ownership interest in company.

第十二条 合营企业注册资本由合营各方按其出资比例分期缴付，每期缴付出资的方式和数额如下：

第一期：在领取营业执照之日起 60 天内缴清。

甲方：现金 20,000,000 元人民币。

乙方：以 25,000,000 元人民币的知识产权专利技术、生产工艺和配方。

第二期：在领取营业执照之日起一年内缴清。

甲方：以 30,000,000 万人民币的现金、设备、土地和厂房出资。

第三期：在领取营业执照之日起二年内缴清。

甲方：以 25,000,000 元人民币的现金、设备、土地和厂房出资。

Article 12

Both parties shall contribute the capital by installments according to their proportions of ownership interest in the company as follows:

Phase 1: Within 60 days from the date that the JV company is registered.

Party A: 20,000,000RMB in cash.

Party B: shall transfer their 25,000,000RMB value of the intellectual property patents, productive technology and formula to JV Company.

Phase 2: Within one year from the date that the JV company is registered

Party A: shall contribute the capital by 30,000,000RMB in cash and kinds equivalent of Equipment, property and building.

Phase 3: Within two years from the date that the JV company is registered

Party A: 25,000,000 dollars in cash. and kinds equivalent of Equipment, property and building.

第十三条 合营各方缴付出资额后三十天内，应要求中国的注册会计师事务所验证并出具验资报告，合营企业据此发给出资证明书。出资证明书主要内容包括：合营企业名称，成立日期，合营者名称，合营各方出资内容及其有关附件，出资额，出资日期，出资证明书的编号及核发日期等。出资证明应当报原审批机关和工商管理部门备案。

Article 13

Within 30 days after the payment of investment by the parties to the joint venture, a Chinese registered accountant invited by the joint venture company shall verify it and provide a certificate for contributed investment. Thereafter the joint venture company shall issue an investment certificate, which lists the name of the joint venture company, its registration time, its investors, the contribution way with relevant documentations, the amount and date of the contribution, the number and issuing date of the investment certificate, etc. The investment certificate shall be filed with the examination and approval authority.

第十四条 合营企业在合营期内不得减少注册资本因投资总额和生产经营规模等发生变化，确需减少的，应由董事会一致通过后，并报原审批机关批准，向原登记机构办理变更登记手续。

Article 14

Within the term of the joint venture, the joint venture company shall not reduce its registered capital except when it is necessary due to the reduction of the total investment and business scale.

The decrease of the registered capital of the joint venture company shall be approved by the board of directors and submitted to the original examining and approval authority for approval. The registration procedures for changes shall be dealt with at the time of the original registration and administration office.

第十五条 任何一方都不得将其在合营企业中认缴出资的任何部份质押给任何第三方。合营任何一方如向第三者转让其全部或部分股权的，须经合营他方同意，并报审批机关批准，且合营他方有优先购买权；合营任何一方向第三者转让股权的条件，不得比向合营他方转让的条件优惠。

Article 15

Neither party shall be allowed to mortgage any part of the investment to the third party. If one party to the joint venture intends to assign all or part of his investment subscribed to a third party, consent shall be obtained from the other party to the joint venture, and the party shall submit the assignment to the examination and approval authority for approval. When one party assigns all or part of his investment to a third party, the other party has pre-emptive right. When one party assigns his investment subscribed to a third party, the conditions given shall not be more favorable than those given to the other party to the joint venture.

第四章 董事会
Chapter 4 the Board of Directors

第十六条 合营企业设董事会。董事会是合营企业的最高权力机构。

Article 16

The joint venture company shall establish the board of directors which is the highest authority of the joint venture company.

第十七条 董事会决定合营企业的一切重大事宜，其主要职权：

（1）制定和修改组织机构和人事计划；

（2）任免总经理、副总经理和其他等高级管理人员，并决定他们的权利、义务和薪酬；

（3）制定合营企业的经营方针、发展规划、生产经营方案和筹建（基建）实施计划，审批总经理和管理部门提出的重要报告；

（4）修订合营企业章程；

（5）审查经营状况，批准年度财务预算和决算（包括资产负债表和损益计算书等）；

（6）决定企业发展基金、储备基金、职工奖励及福利基金的提留方案；

（7）决定年度利润分配方案和亏损弥补办法；

（8）通过合营企业的劳动合同及各项重要规章制度；

（9）决定合营企业合并、分立、注册资本增减、股权转让、延期、中止和解散；

（10）负责合营企业终止或期满的清算工作；

（11）其他应由董事会决定的重大事宜。

Article 17

The board of directors shall decide all major issues concerning the joint venture company, including

1）defining and adjusting the structure and personnel plan of the joint venture company;

2）appointing and dismissing general manager, vice general manager and other senior administrative personnel, and deciding their rights, responsibilities, salary and benefits;

3）working out the company's business guiding principle, development program, production and sale plan, plan to construct; and approving important reports submitted by the general manager and management offices;

4）amending the Articles of Association of the joint venture company;

5）examining management situation, approving the annual financial budget and final report (including balance sheet, profit and loss statement, etc.;

6）deciding the proportion of allocation for expansion funds, reserve funds, bonuses and welfare funds of the joint venture company;

7）deciding the company's profit distribution plans and loss recovery plans;

8）approving the labor contracts and other important regulations of the joint venture company;

9）deciding the merger, affiliation and consolidation of the joint venture company with other economic organization, the increase or decrease of the registered capital, the transferred of the stock right, the renewal, suspension and dissolution of the joint venture company;

10) liquidating the joint venture company when it is terminated or expires;

11) deciding other matters which shall made decision by the board of directors.

第十八条　董事会由 5 名董事组成，其中甲方委派 3 名，乙方委派 2 名，董事任期三年，经委派方委派可以连任。

Article 18

The board of directors shall consist of 5 directors, 3 of which shall be appointed by Party A, and 2 by Party B. The term of office for the directors is 3 years and may be renewed.

第十九条　董事会设董事长 1 人，副董事长 1 人，董事长由甲方委派，副董事长由乙方委派。合营各方在委派和更换董事人选时，须书面通知董事会。

Article 19

The board of directors shall have one chairman and one vice-chairman. The chairman shall be appointed by Party A and the vice-chairman by Party B. When either party appointing and replacing directors, a written notice shall be submitted to the board and the other party.

第二十条　合营企业法定代表人由董事会任命担任。

Article 20

The board will appoint the legal representative of the joint venture.

第二十一条　董事会会议每年至少召开一次，经三分之一（含）以上的董事提议，可以召开董事会临时会议。董事会会议原则上在合营企业法定地址所在地举行。

Article 21

The board of directors shall convene at least one meeting every year. The chairman may convene an interim meeting based on a proposal made by more than 1/3 (including) directors. A board meeting shall generally be held at the location of the joint venture's legal address.

第二十二条　董事会会议由董事长召集并主持，董事长缺席时由副董事长召集并主持。

Article 22

The meeting shall be called and presided over by the chairman of the board. Should the chairman be unable to call the meeting, the vice-chairman has the right to call and preside over the meeting.

第二十三条　董事长应在董事会会议如开前20天发出如集会议的书面通知，写明会议内容、时间和地点。

Article 23

The chairman shall give each director a written notice of at least twenty (20) days before the date of the board meeting. The notice shall cover the agenda, time and place.

第二十四条　董事因故不能出席董事会会议，可以出具委托书委托代表出席和表决，但一名代表不能同时接受两名或以上董事的委托。如届时未出席也未委托他人出席，则作为弃权。

Article 24

Should the director be unable to attend, he shall present a proxy authorizing someone else to represent him and vote for him. But one person only can represent and vote for one director. In case the director neither attends nor entrusts others to attend the meeting, he will be regarded as abstention.

第二十五条　出席董事会会议的法定人数为全体董事的三分之二（含）以上，其中一人必须是美方董事，不足三分之二的人数时，其通过的决议无效。

Article 25

Board meeting require a quorum of more than 2/3(including) of the total number of directors，hereinto one should be from Party B. When the quorum is less than 2/3, the decisions adopted by the board meeting are not valid.

第二十六条　董事会每次会议，须作详细的书面记录，并由全体出席会议的董事签字（代理人出席的，由代理人签字）。记录文字一般使用中文，也可中文、英文同时使用。会议记录及决议文件，经与会代表签字后，由合营企业抄送全体董事，并连同会议期间收到的委托书一并存档，由董事会指定专人保管，在合资经营期限内任何人不得涂改或销毁。

董事会休会期间需经董事会决定的事宜，也可通过电讯（包括电子邮件、传真）及书面表达方式做出决议，与董事会会议做出的决议具有同等效力。

Article 26

Detailed written records shall be made for each board meeting and signed by all the attended directors or by the attended proxy. The record shall be made in Chinese and in English. The signed meeting records and resolutions, copies of which shall be sent to all the directors, and shall be placed on file and kept by a person designated by the board of directors and shall not be amended or destroyed during the term of the joint venture company.

Issues that require decisions by the board of directors, in lieu of a board meeting, resolutions can be adopted with the required votes made by telecommunications (including emails, fax) and shall have the same effect as the resolutions made by the board of directors at a meeting.

第二十七条　下列事项须经出席董事会的董事一致通过：

1、合营企业章程的修改；

2、合营企业的中止与解散；

3、合营企业与另一经济组织的合并、兼并与联合；

4、合营企业注册资本的增加与减少；

5、设立合营企业的分支机构；

6、批准合营企业的中长期发展规划；

7、决定合营年度经营方针和计划；

8、批准年度财务预算，财务报告和会计报表；
9、决定合营企业年度利润分配方案；
10、总经理、副总经理的任免；
11、合营企业的资产抵押；
12、涉及任何一方与合营企业利润冲突的事项。

Article 27

Decisions on the following items shall be made only after being unanimously agreed upon by the directors present at the board meeting:

1) Amending the Articles of Association of the joint venture company;
2) Discussing and deciding the termination and dissolution of the joint venture company;
3) Deciding the merger, affiliation and consolidation of the joint venture company with other economic organization;
4) Deciding the increase and decrease of the registered capital;
5) Deciding to set up branches;
6) Ratifying the project of development on medium term and long term;
7) Deciding an annual management strategy and plan;
8) Ratifying fiscal budget, fiscal report and accounting statement;
9) Deciding the plan on annual profits sharing;
10) Inviting and dismissing the general manager and the deputy general managers;
11) Mortgaging the assets of the joint venture company;
12) Settling the disputes between each party to the joint venture and joint venture company.

第二十八条　除第二十七条以外的其他事项，须经出席董事会三分之二以上（含）的董事通过，其中一人必须是美方董事。

Article 28

Except the issues stated in Article 27, decisions shall be made only after being agreed upon by the more than 2/3 (including) directors present at the board meeting hereinto one should be from Party B :

第五章　管理部门
Chapter 5 Business Management Office

第二十九条　合营企业设经营管理部门，具体机构设置由董事会议决定。

Article 29

The joint venture company shall establish a management office, structure of which shall be decided by the board of directors.

第三十条　合营企业设总经理一人，副总经理至少 2 人，均由董事会聘请。

Article 30

The management office shall have one general manager and not less two deputy general managers.

第三十一条　总经理直接向董事会负责，组织实施董事会的各项决定，主持合营企业的生产经营管理工作。副总经理协助总经理工作，当总经理缺席或不能工作时，代理行使总经理的职责。

Article 31

The general manager shall be responsible to the board of directors to directly carry out the decisions of the board of directors and organize the daily operations of the joint venture company. The deputy general managers assist the general manager and act as the general manager when he/she is absent or unable to perform his/her duties.

第三十二条 总经理、副总经理的任期为三年，经董事会聘请，可以连任。经董事会聘请，董事长、董事可兼任合营企业总经理、副总经理或其他高级职务。

Article 32

The office term of the general manager and general is 3 years and may be renewed by the board of directors. At the invitation of the board of directors, the chairman, vice-chairman of the board of directors may concurrently be the general manager, deputy general manager and in other senior position.

第三十三条 总经理、副总经理必须是常住合营企业住所的专职人员，不得兼任其他经济组织的正、副总经理或其他高级职务，不得参与其他经济组织对合营企业的商业竞争行为。

所有工作人员如有营私舞弊或严重失职行为的，经董事会决议或依合营企业的管理规章，可随时解聘；对造成合营企业经济损失的，要追究法律责任。

Article 33

The general manager or deputy general managers shall work full-time in the joint venture company and shall not hold positions concurrently as general manager or deputy general manager of other economic organizations or participate in commercial competition with their own joint venture company.

In case any employee is determined to have committed graft or other serious dereliction of duty, he/she may be dismissed at any time upon the decision of the board of directors or the Rules and Regulations of the joint venture company. The loss thus incurred by the joint venture company shall be compensated by the employee.

第六章 监事会
Chapter 6 the Board of Supervisors

第三十四条 合营企业设监事会，监事会是合营企业的监督管理机构。

Article 34

The joint venture company shall establish a board of supervisors, which is a supervision and administration institution.

第三十五条 监事会在对合营企业监督管理中，行使以下职权：

1、检查公司财务；

2、当董事、高级管理人员的行为损害公司的利益时，要求董事、高级管理人员予以纠正；

3、提议召开临时董事会议，列席董事会并提出提案、质询和建议；

4、对公司经营情况进行调查。

Article 35

The board of supervisors exercises the following authorities:

1) Checking the financial affairs of the company;

2) Demanding any director or senior manager to make corrections if his act has injured the interests of the company;

3) Proposing temporary meetings of the board of directors, attending the meetings of the board of directors as non-voting delegates, and may raise questions or suggestions on the matters to be decided by the board of directors;

4) Investigating the business situation of the joint venture company.

第三十六条 监事会由 3 名监事组成，其中甲方委派 1 名，乙方委派 1 名,公司职工代表 1 名。监事的任期为每届三年，任期届满，连选可以连任。董事、高级管理人员不得兼任监事。

Article 36

The board of supervisors shall comprise 3 persons, 1 of which shall be designated by Party A, 1 by Party B and 1 representatives of the employees of the company. Every term of office of the supervisors shall be 3 years. The supervisors may, after the expiation of their term of office, hold a consecutive term upon re-election. No director or senior manager may concurrently work as a supervisor.

第三十七条 监事会设主席一人，由全体监事过半数选举产生。监事会主席召集和主持监事会会议；监事会主席不能履行职务或不履行职务的，由半数以上监事共同推举一名监事召集和主持监事会会议。

Article 37

The board of supervisors shall have one chairman, who shall be elected by more than half of all the supervisors. The chairman of the board of supervisors shall convene and preside over the meetings of the board of supervisors. If the chairman of the board of supervisors is unable to perform his duties, the supervisor is recommended by half or more of the supervisors shall convene and preside over the meetings of the board of supervisors.

第三十八条 监事会会议每年至少召开一次，监事可以提议召开临时事会会议。监事会决议应当经半数以上监事通过，监事会每次会议，须作详细书面记录，并由全体出席监事签字。

Article 38

The board of supervisors shall hold meetings at least once a year. The supervisors may propose to hold temporary meetings of the board of supervisors. The resolution of the board of supervisors shall be adopted by more than of the supervisors. The board of supervisors shall make records for the resolutions on the matter it discusses, which shall be signed by the supervisors in presence.

第七章　劳动、税务、财务、外汇收支、审计、统计、环保
Chapter 7 Employment, Tax, Finance, Foreign Currency, Audit, Statistics and Environment Protection

第三十九条 按照《中华人民共和国劳动法》以及国家有关劳动和社会保障的规定，合营企业职工的录用、辞退、报酬、福利、劳动保险、劳动保护、劳动纪律和奖惩等事项，应当在合营企业与合营企业的工会组织集体或职工个人依法订立的劳动合同中加以规定。劳动合同订立后，报兴城市劳动局备案，并按有关规定办理用工手续。

Article 39

The employment, recruitment, dismissal and resignation of the staff and workers of the joint venture company and their salary, welfare, labor insurance, labor protection, labor discipline and other matters shall be handled according to ***the Labor Law of the People's Republic of China*** and other laws and regulations on labor management, which shall be stated in the labor contract signed by and between the labor union or the employees and the company. The signed labor contracts shall be filed with Xingchen city Labor Bureau as stipulated.

第四十条 合营企业职工依照《中华人民共和国工会法》建立基层工会组织，开展工会活动，维护职工的合法权益。合营企业应为本企业工会提供必要的活动条件。

Article 40

The employees of the joint venture company shall, according to ***the Labor Union Law of the People's Republic of China,*** organize a labor union, which shall carry out union activities and safeguard the lawful rights and interests of the employees. The company shall provide necessary conditions for its labor union to carry out activities.

第四十一条 合营企业以及合营企业的职工按照《中华人民共和国企业所得税法》和《中华人民共和国个人所得税法》的规定，缴纳各项税款和个人所得税。

Article 41

The joint venture company shall pay tax and its employee shall his income tax in accordance with ***the Income Tax Law of the People's R-public of China*** and ***The Individual Income Tax Law of the People's R-public of China.***

第四十二条 合营企业依照中国法律、行政法规和国务院财政部门的规定，结合本企业的情况，建立本企业的财务、会计制度，并报当地财政部门、税务机关备案。

Article 42

The joint venture company shall establish its own financial and accounting bylaws according to laws, administrative regulations and provisions of the treasury department of the State Council, which shall be filed with the local finance and tax authority organs.

第四十三条 合营企业的一切外汇事宜，均按照《中华人民共和国外汇管理暂行条理》和有关管理办法的规定办理。

Article 43

All matters concerning foreign exchange shall be handled in accordance with ***the Provisional Regulations for Exchange Control of the People's Republic of China*** and other pertaining regulations.

第四十四条 合营企业每一会计年度终了编制财务会计报告，并依法经中国注册的会计事务所审计。

Article 44

At the end of each fiscal year, the joint venture company shall prepare the year's finance report, which should be audited by a professional accountant firm registered in China.

第四十五条 外国合营者获得的合法利润、其他的合法收益和清算后的资金，可依照外汇管理有关规定自由汇出。

Article 45

The net profit, other legitimate income and the funds it receives upon the liquidation, which

a foreign joint venture share-holder receives as its share may be remitted abroad in accordance with foreign exchange control regulations.

第四十六条 合营企业的外籍职工的工资和其他的合法收益，依法纳税后，减去在中国境内的花费，其余部分，可按国家有关规定购汇汇出。

Article 46

The wages, salaries or other legitimate income earned by a foreign worker or staff member of the joint venture, after payment of the individual income tax under the tax laws of the People's Republic of China and other payment in China, may be remitted abroad in accordance with foreign exchange control regulations.

第四十七条 合营企业依照《中华人民共和国统计法》及中国外商投资统计制度的规定，提供统计资料，报送统计报表。

Article 47

In accordance with ***the Statistics Law of the People's Republic of China***, and other decrees and regulations of China on the statistic regulations, the joint venture company shall prepare its statistics files and file statistic reports.

第四十八条 合营企业按《中华人民共和国环境保护法》的规定，承担在环境保护方面的义务和责任，并落实防治环境污染的措施。

Article 48

In accordance with ***the Environment Protection Law of the People's Republic of China***, the joint venture company shall take its responsibilities for environment protection and measures to prevent environment pollution.

第八章 利润分配
Chapter 8 Profit Sharing

第四十九条 合营企业按法律规定提取法定公积金。法定公积金在合营企业依法缴纳所得税后的利润中提取，提取的比例为当年利润的百分之十。公司法定公积金累计额为公司注册资本的百分之五十以上的，可以不在提取。

Article 49

The joint venture company shall distribute profits in accordance with applicable laws. Where a company distributes its after-tax profits for the current year, it shall draw 10 percent of the profits as the company's statutory common reserve. The company may stop distributions if the accumulative balance of the common reserve drops below 50 percent of the company's registered capital.

第五十条 合营企业依法缴纳所得税、弥补亏损和提取法定公积金后的利润，按合营各方出资额在注册资本中的比例进行分配。

Article 50

After the losses have been made up and common reserves have been drawn, the joint venture company shall distribute the remaining profits after paying tax according to the proportions of each party's investment in the registered capital.

第五十一条 合营企业每年分配利润一次。每个会计年度后三个月内公布利润分配方案及各方应分的利润额。

Article 51

The joint venture company shall distribute its profits at least once a year. The profit distribution plan and amount of profit distributed to each party shall be published within the first three months following each fiscal year.

第五十二条 合营企业上一个会计年度亏损未弥补前，不得分配利润。上一个会计年度未分配的利润，可并入本会计年度利润分配。

Article 52

The joint venture company shall not distribute its profits if the losses in the last fiscal year have not been made up. The undistributed profits in the past fiscal years can be distributed together with the distributable profits in the current fiscal year.

第九章 期限、终止、清算

Chapter 9 Duration, Termination and Liquidation of the Joint Venture

第五十三条 合营企业合营期限为二十年，自合营企业营业执照签发之日起计算。

Article 53

The duration of the joint venture company is 20 years. The establishment of the joint venture company shall start from the date on which the business license of the joint venture company is issued.

第五十四条 合营各方如一致同意延长合营期限，合营企业应在距合营期满六个月向原审批机关提出申请。经批准后，合营企业应向工商、税务、外汇、海关等有关部门办理变更登记手续。

Article 54

If an application for the extension of the joint venture term is unanimously approved by all the parties to the joint venture company, it shall be submitted to the original examining and approving authority 6 months prior to the expiry date of the joint venture. After the application is approved the joint venture company shall be registered with AIC, Tax, Foreign Currency, Customs and other authorities.

第五十五条 合营各方如一致认为终止合营符合各方最大利益时，可提前终止合营合同。

合营企业提前终止合同，须由董事会做出决议，并报送原审批机关批准。

Article 55

With the agreement between both parties on the termination which should be in accordance with the best benefits for the parties, the joint venture will be terminated.

In this case, the decision for the termination shall be adopted by the board of directors and be submitted to the original examining and approving authority.

第五十六条 合营企业因下列情形之一出现时解散：

1、合营期限届满；

2、企业发生严重亏损，或因不可抗力遭受严重损失，无力继续经营；

3、合营一方或数方不履行合营企业合同、章程规定的义务，致使企业无法继续经营；

4、合营企业未达到其经营目的，同时又无法发展前途；

5、合营企业合同、章程所规定的其他解散原因已经出现；

6、合营企业违反法律、行政法规，被依法责令关闭。

本条第 2、4、5 项所列情形发生，应当由合营企业的董事会做出决定，报原审批机关批准。在本条 3 项所列情形下，应由违约一方承担违约责任。

Article 56

Upon the occurrence of the any of the following events, either party shall have right to terminate the joint venture:

1) Expiration of the duration of the joint venture company;

2) Inability to continue operations due to heavy losses; inability to continue operations due to heavy losses caused by the Force Majeure;

3) Inability to continue operations due to the failure of the party to fulfill its obligations prescribed in the contract and the Articles of Association;

4) Failure to obtain the desired objectives of the operation and no prospects for the future development of the joint venture company;

5) Other situations that the joint venture should be terminated prescribed in the contract and the Articles of Association;

6) It is ordered to close down according to law due to its breaches of law and regulations.

In the case of 2), 4), 5), it shall be decided by the board of directions and submitted to the original examining and approving authority. In the case of 3), the delinquent party shall take the responsibilities for its breaches.

第五十七条 合营企业合营期满或提前终止合营时，应及时公告，并按照《中华人民共和国中外合资经营企业法》以及其他有关外商投资企业清算管理的有关规定，组织委会员，按法定程序进行清算。在清算完结前，投资者不得将合营企业的资金汇出或携带出境，不得自行处理合营企业的财产。

Article 57

Upon the expiration of the joint venture term or the termination of the joint venture company, the joint venture company shall make a timely public announcement , establish appropriate procedures and principles for liquidation, nominate candidates for the liquidation committee for the liquidation the assets of the joint venture company in accordance with ***the Law Of The People's Republic Of China On Chinese-Foreign Equity joint Ventures*** and other relevant regulations. Before the completion of the liquidation, any party to the joint venture company mustn't remit or take the capital abroad, or dispose of the assets of the joint venture company.

第五十八条 清算委员会的任务是对合营企业的财产、债权、债务进行全面清算、编制资产负债表和财产目录、指定清算方案，提请董事会通过执行。

Article 58

The task of the liquidation group are: to conduct through check of the property of the joint venture company, its claims and indebtedness; to work out the statement of assets and liabilities and list of property; to formulate a liquidation plan. All these shall be carried out upon the approval of the board of directors.

第五十九条 清算期间，清算委员会代表合营企业起诉和应诉。

Article 59

During the period of liquidation, the liquidation group shall participate in the civil proceedings of the joint venture company.

第六十条 清算费用应从合营企业现存财产中优先支付。

Article 60

The residual assets of the joint venture company shall be used to pay liquidation expenses first.

第六十一条 清算时清算委员会对合营企业的资产应根据帐面折旧程度，参考当时的价格重新估价。

Article 61

The liquidation group shall determine the value the assets of the joint venture company in accordance with the depreciation rate and the price at the time of valuation.

第六十二条 合营企业清偿债务后的剩余财产按照合营各方的出资比例进行分配。

Article 62

The remaining property after the clearance of debts of the joint venture company shall be distributed according to the proportions of each party's investment in the registered capital.

第六十三条 合营企业的清算工作结束后，由清算委员会提出清算结束报告，提交董事会确认后，报原审批机关备案。并向工商行政管理、税务、海关等有关部门办理注册登记手续，缴销营业执照，同时对外公告。

Article 63

After completion of liquidation of the joint venture company, the liquidation group shall produce a liquidation report, submit it to the Board of Director for confirmation and file with the original examining and approving authorities. The joint venture company shall carry out procedures with the Administrative Bureaus for Industry and Commerce, Taxation, Customs and so on for the purpose of nullifying its registration. It shall hand in the business license and make a public announcement of its termination.

第六十四条 合营企业解散后，各种帐册及文件应由原境内投资者保存。

Article 64

After winding up of the joint venture company, its accounting books shall be left in the care of Party B.

第十章 规章制度
Chapter 10 Regulations

第六十五条 合营企业通过董事会制定的规章制度有：

1、经营管理制度，包括管理部门的职权与工作制度；

2、职工守则；

3、劳动工资制度；

4、职工考勤、升级与奖惩制度；

5、职工福利制度；

6、财务制度；

7、公司解散时的清算程序；
8、其他必要的规章制度。

Article 65

Following are the rules and regulations formulated by the board of directors of the joint venture company:

1) Management regulations, including the powers and functions of the managerial branches and its working rules and procedures;
2) Rules for the staff and workers;
3) System of labor and salary;
4) System of work attendance record, promotion and awards and penalty for the staff and workers;
5) Detailed rules of staff and worker's welfare;
6) Financial system;
7) Liquidation procedures upon the dissolution of the joint venture company;
8) Other necessary rules and regulations.

第十一章　附　则
Chapter 11 Supplementary Articles

第六十六条 本章程的修改和补充，必须经出席董事会会议的全体董事一致通过，并报原审批机关批准后生效。

Article 66

The amendment to the Articles of Association shall be unanimously agreed and decided by the board of directors and submitted to the original examining and approving authority for approval.

第六十七条 本章程用中文和英文书写，两种文本具有同等效力。

Article 67

The Articles of Association shall be written in Chinese and in English. Both languages are equally authentic.

第六十八条 本章程的订立、效力、解释、履行均受中华人民共和国法律的管辖。

Article 68

The formation of **the Articles of Association,** its validity, interpretation, execution and settlement of the disputes shall be governed by the relevant laws of the People's Republic of china.

第六十九条 本章程经审批机关批准后生效。

Article 69

The Articles of Association shall come into effect upon the approval by Approving Authority of China government.

第七十条 本章程于 **2013** 年 **10** 月 **26** 日由合营各方的法定代表人在中国辽宁省兴城市签署，一式八份。

Article 70

These Articles of Association is signed in eight duplicates in Xingcheng city, Liaoning province, China by the authorized representatives of both parties on 26th, Oct. 2011.

甲方：兴城海宝新材料产业园有限公司

PARTY A:

Xingcheng Haibao Advanced Material Industrial Park Co., Ltd.

(a registered Company in Xingcheng Coastal Economic Zone)

法定代表签字：

Signed by its legal representative:

By: ______________________

Title: President

乙方：美国顺风能源有限公司

Party B: FairWind Energy Inc.

(an incorporated Company in State of Nevada, United States)

法定代表签字：

Signed by its legal representative:

By: ______________________

Title: CEO